Exhibit 5.2

Rio de Janeiro, June 8, 2004

To:

Empresa Brasileira de Telecomunicações S.A.—Embratel

Avenida Presidente Vargas, 1012

Rio de Janeiro, RJ – Brazil

20071-910

Embratel Participações S.A.

Rua Regente Feijó, 166, Sala 1687-B

Rio de Janeiro, RJ – Brazil

20060-060

Ladies and Gentlemen:

We, Cláudia de Azerêdo Santos and Cristina Alves Corrêa Justo, are the general counsel and legal counsel, respectively, of Empresa Brasileira de Telecomunicações S.A.—Embratel (“Embratel”) and Embratel Participações S.A. (“Embratel Holdings”), corporations (sociedade anônima) organized and existing under the laws of the Federative Republic of Brazil, and as such have acted on behalf of Embratel and Embratel Holdings in connection with the Registration Statement on Form F–4 (“Registration Statement”) filed with the United States Securities and Exchange Commission by Embratel and Embratel Holdings for the purpose of registering under the United States Securities Act 1933 (“Act”), as amended, the Company’s Series B 11.0% Guaranteed Notes due 2008 (“Notes”). The Notes are unconditionally and irrevocably guaranteed (“Guaranty”) by Embratel Holdings. All capitalized terms used herein not otherwise defined shall have the meanings assigned to such terms in the Registration Statement.

1.	In rendering the opinions set forth below, we have examined a copy of the above-mentioned Registration Statement, as well as copies of the documents listed below:

a.	consolidated and updated by-laws of Embratel;

b.	a certified copy of the minutes of the meeting of Board of Directors (Conselho de Administração) of Embratel held on June 7, 2004, which approved the issuance of the Notes to be exchanged under the exchange offer related to Embratel’s guaranteed notes approved on October 27, 2003;

c.	consolidated and updated by-laws of Embratel Holdings;

d.	a certified copy of the minutes of the meeting of Board of Directors (Conselho de Administração) of Embratel Holdings held on June 7, 2004, which approved the issuance of the Guaranty by Embratel Holdings in connection with the exchange offer related to Embratel´s guaranteed notes approved by Embratel Holdings on November 14, 2003;

e.	a copy of the First Supplemental Indenture dated December 3, 2003 and its Supplement dated December 16, 2003, each among Embratel, Embratel Holdings and Deutsche Bank Trust Company Americas (the “Supplemental Indentures”); and

f.	the form of the Notes to be executed by Embratel.

The Supplemental Indentures and the form of the Notes are collectively referred to herein as the “Transaction Documents.”

2.	For the purpose of this opinion we have assumed:

a.	the genuineness of all signatures;

b.	the completeness and conformity to originals of all documents purporting to be copies of originals and the authenticity of all documents submitted to us as originals (other than those prepared by Embratel and Embratel Holdings);

c.	the capacity, power and authority of each of the parties other than Embratel and Embratel Holdings to enter into, and the due execution and delivery by such parties of the Transaction Documents; and

d.	without any independent investigation or verification of any kind the validity, legality, binding effect and enforceability of the Transaction Documents under the laws of the State of New York.

3.	Based upon the foregoing and subject to the reservations set forth herein, we are of the opinion that:

a.	the execution and delivery of the Notes have been authorized by all necessary corporate action of Embratel;

b.	the execution and delivery of the Guaranty have been authorized by all necessary corporate action of Embratel Holdings; and

c.	in the context of the issuance of the Notes, the statements contained in the prospectus constituting part of the Registration Statement under the caption “Enforcement of Civil Liabilities Against Non-U.S. Persons” insofar as such statements constitute summaries of the legal matters and procedures under the laws of Brazil fairly summarize the matters referred to therein.

4.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the captions “Certain Tax Consequences of the Exchange Offer,” “Validity of the New Notes” and “Enforcement of Civil Liabilities Against Non-U.S. Persons” contained in the Prospectus in such Registration Statement.

5.	This opinion will be construed in accordance with the laws of Brazil in effect on the date hereof and limited to the laws of Brazil as presently existing and we do not purport to express any opinion on any questions arising under the laws of any other jurisdiction.

6.	For the purposes of article 9 of Brazilian Decree-Law no. 4657 dated September 4, 1942, the Exchange Agent, Deutsche Bank Trust Company Americas, has proposed the transactions contemplated hereby to Embratel and Embratel Holdings.

7.	This opinion is delivered to Embratel and to Embratel Holdings pursuant to the above mentioned Registration Statement. This opinion may not be relied upon by Embratel or Embratel Holdings for any other purpose, or, except to the extent set forth in paragraph 4 above, relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Yours faithfully,

/S/ CLÁUDIA DE AZERÊDO SANTOS
Cláudia de Azerêdo Santos
General Counsel of Embratel and Embratel Holdings

/S/ CRISTINA ALVES CORRÊA JUSTO
Cristina Alves Corrêa Justo
Legal Counsel of Embratel and Embratel Holdings

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